UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 5, 2008 (February 4, 2008)

Date of Report (Date of earliest event reported)

Pinnacle Data Systems, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-16103	31-1263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Port Road

Groveport, Ohio 43125

(Address of principal executive offices)

(614) 748-1150

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	On February 4, 2008, the Board of Directors appointed Michael R. Sayre, age 51, as the interim Chief Financial Officer and Treasurer of the Company, effective immediately. Mr. Sayre has served as the President and Chief Executive Officer of the Company since March 2006. He served as the Executive Vice President, Chief Financial Officer and Treasurer of the Company from 2001 through March 2006. Mr. Sayre also served as interim Corporate Secretary of the Company from October 2003 to January 2004.

There are no understandings or arrangements between Mr. Sayre and any other person, pursuant to which he was named interim Chief Financial Officer, and he has no family relationship with any of the other executive officers or directors of the Company. There are no related party transactions between the Company and Mr. Sayre.

Because Mr. Sayre will serve as the Chief Financial Officer of the Company on an interim basis only, his employment agreement has not been amended. The Company has commenced a search for a new Chief Financial Officer and Treasurer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE DATA SYSTEMS, INC.
(Registrant)

/s/ Michael R. Sayre
Michael R. Sayre, President, Chief Executive Officer and interim Chief Financial Officer and Treasurer

Dated: February 5, 2008